EXHIBIT 21

EOG Resources, Inc. and Subsidiaries

As of December 31, 2006
Company Name	Place Of Incorporation

Big Sky Ranches, Inc.	Delaware
Energy Search, Incorporated	Tennessee
EOG - Canada, Inc.	Delaware
EOG Canada Company Ltd.	Alberta
EOG Canada Holdings I Inc.	Alberta
EOG Canada Holdings II Inc.	Alberta
EOG Company of Canada	Nova Scotia
EOG Expat Services, Inc.	Delaware
EOG Finance Canada Company (f/k/a EOG Finance Canada Inc.)	Nova Scotia
EOG Resources - Callaghan, Inc.	Delaware
EOG Resources - Carthage, Inc.	Delaware
EOG Resources (Nevis) Block 4 (a) Limited	Nevis
EOG Resources Acquisitions L.P.	Delaware
EOG Resources Appalachian LLC	Delaware
EOG Resources Canada (a partnership between EOG Resources Canada Inc., Managing Partner and EOG Resources Canada Company)	Alberta
EOG Resources Canada Company	Nova Scotia
EOG Resources Canada Inc.	Alberta
EOG Resources East Texas L.P. (f/k/a EOG Resources East Texas, L.L.C.)	Delaware
EOG Resources Egypt Ltd.	Cayman Islands
EOG Resources Holdings LLC	Delaware
EOG Resources India International Ltd.	Cayman Islands
EOG Resources International, Inc.	Delaware
EOG Resources Investments, Inc.	Delaware
EOG Resources Marketing, Inc.	Delaware
EOG Resources Mozambique Ltd.	Cayman Islands
EOG Resources Nevis U (b) Block Limited	Nevis
EOG Resources Nitro2000 Ltd.	Nevis
EOG Resources Poland International LLC Sp. z o.o.	Poland
EOG Resources Properties LLC	Delaware
EOG Resources Property Management, Inc.	Delaware
EOG Resources Trinidad - LRL Unlimited	Trinidad
EOG Resources Trinidad - U(a) Block Limited	Cayman Islands
EOG Resources Trinidad Block 4(a) Unlimited	Trinidad
EOG Resources Trinidad Limited	Trinidad
EOG Resources Trinidad U(b) Block Unlimited	Trinidad
EOG Resources Trinidad-LRL Limited	Nevis
EOG Resources United Kingdom Limited	United Kingdom
EOG Resources, Inc.	Delaware
EOGI - Mozambique, Inc.	Delaware
EOGI - Venezuela (Guarico), Inc.	Delaware
EOGI - Venezuela, Inc.	Delaware
EOGI Egypt Ltd.	Cayman Islands
EOGI India International Ltd.	Cayman Islands
EOGI International Company	Cayman Islands
EOGI International, Inc.	Delaware
EOGI Poland International Ltd.	Cayman Islands
EOGI Trinidad - U(a) Block Company	Cayman Islands
ERSO, Inc.	Texas
Murrott Capital Ltd.	Nevis
Nilo Operating Company	Delaware
O P Operating Company	Delaware
Online Energy Solutions, Inc.	Delaware
Pecan Pipeline Company	Delaware
Wilsyx International Finance B.V.	The Netherlands